Exhibit 99.1

News Release

Contact:

Investors	Media
Greg Ketron	Barry Koling
(404) 827-6714	(404) 230-5268

For Immediate Release

April 17, 2007

SunTrust Earns $1.44 Per Share For the First Quarter of 2007

Balance Sheet Management Strategies and Strong Results from the E2 Efficiency and

Productivity Initiatives Provide Benefits in the Quarter

ATLANTA— SunTrust Banks, Inc. (NYSE: STI) today reported net income available to common shareholders for the first quarter of 2007 of $513.9 million compared to $531.5 million in the first quarter of 2006. Net income per average common diluted share was $1.44 compared to $1.46 in the first quarter of 2006.

“Despite the challenging operating environment that has been in place for several quarters, I’m pleased with the progress regarding the company-wide focus on our E2 Efficiency and Productivity initiatives, and that, coupled with the substantive effect from ongoing balance sheet management strategies, led to the Company results in the first quarter. The groundwork has been laid for continuing benefits in the future,” James M. Wells III, President and Chief Executive Officer of SunTrust noted.

The E2 Efficiency and Productivity initiatives produced $28.6 million in cost saves for the first quarter, and initiatives completed through the end of the first quarter are expected to produce $145.3 million in cost savings for the full year of 2007, ahead of the $135.0 million goal for 2007 announced in January.

The goal of the Company’s ongoing balance sheet management strategy is to reduce low-yielding assets and higher-cost debt, manage credit risk, improve liquidity, provide capital flexibility, and ultimately improve the Company’s financial performance. Given the continuation of the current rate environment, the Company intensified its balance sheet management efforts. During the first quarter the Company sold $1.9 billion in corporate loans through a structured asset sale, moved $4.1 billion of mortgage loans to fair value and reclassified them as loans held for sale, recorded $6.8 billion of fixed-rate debt at fair value, and transferred $16.0 billion in available for sale investment securities to trading assets.

In connection with reporting its first quarter 2007 earnings, SunTrust also announced its early adoption of the fair value standards, SFAS 157 and SFAS 159. As a result of these adoptions, the significant impacts to the balance sheet were that certain fixed-rate debt and mortgage loans were moved to fair value and certain investment securities were reclassified as trading assets. The adoption of the fair value standards had a net positive after-tax impact of approximately $37 million on the first quarter 2007 earnings. The cumulative reduction to opening retained earnings from adopting these standards was approximately $400 million. More information regarding the significant effects of adopting these standards is outlined in the Company’s presentation materials to be discussed on today’s earnings conference call, and such materials are available on the Company’s website. This information is also included in a current report on Form 8-K filed with the SEC today. Further information pertaining to the adoption will be disclosed in the first quarter 2007 10-Q expected to be filed in early May.

First Quarter 2007 Consolidated Highlights

	1st Quarter 2007	1st Quarter 2006	% Change
Income Statement
(Dollars in millions, except per share data)
Net income available to common shareholders	$513.9	$531.5	(3)%
Net income per average common diluted share	1.44	1.46	(1)%
Revenue – fully taxable-equivalent	2,067.2	2,050.9	1%
Noninterest income	878.9	851.5	3%

Noninterest expense	1,236.0	1,226.5	1%

Balance Sheet
(Dollars in billions)
Average loans	$121.5	$116.3	5%
Average consumer and commercial deposits	97.8	95.3	3%

Capital
Tier 1 capital ratio (1)	7.60%	7.26%
Total average shareholders’ equity to total average assets	9.76%	9.60%
Tangible equity to tangible assets	5.97%	5.72%

Asset Quality
Net charge-offs to average loans (annualized)	0.21%	0.08%
Nonperforming loans to total loans	0.57%	0.25%

(1)	Current period Tier 1 capital ratio is estimated as of the earnings release date.

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Net income available to common shareholders decreased 3% and net income per average common diluted share decreased 1% from the first quarter of 2006, due mainly to a higher provision for loan losses. Fully taxable-equivalent revenue growth outpaced expense growth, but was not enough to offset the increase in the provision for loan losses.

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Fully taxable-equivalent revenue increased 1% from the first quarter of 2006. A 1%, or $11 million, decline in fully taxable-equivalent net interest income was more than offset by noninterest income growth of 3%, or $27 million.

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Noninterest income growth included the impact of adopting the fair value standards SFAS 157 and SFAS 159 in the first quarter of 2007. The adoption had a positive impact on trading income but a negative impact on mortgage production related income. The $32.3 million gain on sale upon merger of Lighthouse Partners into Lighthouse Investment Partners, the entity that was serving as the sub-advisor to the Lighthouse funds, also contributed to the growth. Growth in retail investment services income, trust and investment management income, and card fees contributed to the increase.

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Noninterest expense increased only 1% from the first quarter of 2006 resulting primarily from the cost saves realized through the E2 Efficiency and Productivity initiatives. The cost saves realized in the first quarter totaled $28.6 million across a number of areas. Noninterest expense in the first quarter of 2007 also included initial implementation costs associated with E2, totaling $13.8 million. There were $4.0 million of initial implementation costs associated with the initiatives in the first quarter of 2006. Taking these initial implementation costs into account, noninterest expense was basically unchanged from the first quarter of 2006.

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Total average loans increased 5% and total average consumer and commercial deposits increased 3% from the first quarter of 2006. Loan growth was driven mainly by residential real estate and construction lending. Deposit growth was driven mainly by NOW account and consumer and other time deposit growth.

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The tier 1 capital and tangible equity to tangible asset ratios increased as the Company took steps to improve these ratios over the past year, the most significant of which was the capital restructuring program executed in the second-half of 2006. The tier 1 capital ratio improved an estimated 34 basis points from March 31, 2006 to approximately 7.60% as of March 31, 2007, and the tangible equity to tangible asset ratio improved 25 basis points to 5.97% over the same period.

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Annualized net charge-offs were 0.21% of average loans in the first quarter of 2007, up from 0.08% of average loans in the first quarter of 2006, but down significantly from 0.52% in the fourth quarter of 2006 due largely to a charge-off taken in that period associated with a previously disclosed large commercial loan placed on nonperforming status in the third quarter of 2006. Relative to the prior year, net charge-offs increased largely due to higher net charge-offs in commercial, home equity, residential mortgage, and indirect loans. The first quarter of 2006 was a historically low quarter for net charge-offs, and the increase reflects the trend towards normalization of net charge-off levels.

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Nonperforming loans to total loans increased from 0.25% as of March 31, 2006 to 0.57% as of March 31, 2007, due mainly to an increase in residential mortgage nonperforming loans driven by the maturation of this portfolio and the deterioration of the credit quality in Alternative A (“Alt A”) mortgage loans, of which a majority is well-collateralized or insured.

CONSOLIDATED FINANCIAL PERFORMANCE

Revenue

Fully taxable-equivalent revenue was $2,067.2 million for the first quarter of 2007, up 1% from the first quarter of 2006. On a sequential annualized basis, fully taxable-equivalent revenue was unchanged from the fourth quarter of 2006.

Net Interest Income

Fully taxable-equivalent net interest income was $1,188.3 million in the first quarter of 2007, down 1% from the first quarter of 2006. The lack of growth was mainly the result of the effects from the flat to inverted yield curve that has persisted over this timeframe, as well as the continued shift in deposit mix away from lower-cost deposit products to higher-cost consumer and other time deposits.

On a sequential annualized basis, fully taxable-equivalent net interest income increased 1% from the fourth quarter of 2006. Net interest margin increased 8 basis points from the fourth quarter of 2006 to 3.02%. The increase in the net interest margin reflects the impact from the balance sheet management activities undertaken in the first quarter. The full effect these strategies will have on net interest margin will take place as they are completed in the second quarter and beyond. Partially offsetting this impact was the continued shift in deposit mix and the negative impact the flat to inverted yield curve has had on the spread between incremental earning asset growth and the cost of funding the growth.

Noninterest Income

Total noninterest income was $878.9 million for the first quarter of 2007, up 3% from the first quarter of 2006. Noninterest income growth included the impact of adopting the fair value standards SFAS 157 and SFAS 159 in the first quarter of 2007. The adoption had a positive impact on trading income but a negative impact on mortgage production related income. The $32.3 million gain on sale upon merger of Lighthouse Partners also contributed to the growth. Growth in retail investment services income, trust and investment management income, and card fees contributed to the increase.

On a sequential annualized basis, noninterest income decreased 2% from the fourth quarter of 2006. Beyond the impact of adopting the fair value standards and the gain on sale upon merger of Lighthouse Partners, investment banking income was down from its strong fourth quarter level, and other noninterest income was down as well. The fourth quarter of 2006 also included a $35.4 million net securities gain.

Noninterest Expense

Total noninterest expense in the first quarter of 2007 was $1,236.0 million, up 1% from the first quarter of 2006. This expense level included initial implementation costs associated with the E2 initiatives totaling $13.8 million. There were $4.0 million of initial implementation costs associated with the initiatives in the first quarter of 2006. Taking this into account, noninterest expense was basically unchanged from the first quarter of 2006, demonstrating the impact the E2 initiatives had on controlling expense growth. The initiatives generated $28.6 million of cost saves in the first quarter of 2007, reflected in a number of noninterest expense categories.

On a sequential annualized basis, the impact of the cost saves generated by the E2 initiatives held expense growth to only 1% from the fourth quarter of 2006, despite the significant seasonal increase in employee benefit expenses in the first quarter of 2007.

Balance Sheet

As of March 31, 2007, SunTrust had total assets of $186.4 billion. Shareholders’ equity of $18.0 billion as of March 31, 2007 represented 10% of total assets. Book value per common share was $49.00 as of March 31, 2007.

Loans

Average loans for the first quarter of 2007 were $121.5 billion, up 5% from the first quarter of 2006. Areas driving the growth were residential real estate, construction and commercial lending. On a sequential annualized basis, average loans grew less than 1% from the fourth quarter of 2006 due to slowing in residential real estate and construction lending. This is the result of an intentional reduction in the amount of mortgage production originated into the loan portfolio as well as the effect of slowing market trends that have developed in the construction sector.

The balance sheet management strategies initiated in the first quarter had a significant impact on the ending loan balances as of March 31, 2007. $1.9 billion in corporate loans were sold in a structured asset sale and $4.1 billion in mortgage loans were recorded at fair value and later classified as held for sale in the first quarter of 2007; the impact of these transactions resulted in a $6 billion reduction in loans outstanding as of March 31, 2007.

Deposits

Average consumer and commercial deposits for the first quarter of 2007 were $97.8 billion, up 3% from the first quarter of 2006. The increase in deposits was driven by growth in consumer and other time deposits. Given market conditions and the higher-rate environment, customer preference is for higher-yielding products. This is driving the continuation of the deposit mix shift away from lower-rate products, such as demand deposits, toward higher-rate products, such as time deposits or other alternative investment products with higher returns. The alternative investment products include securities sold under agreement to repurchase and off-balance sheet products, such as STI Classic money market mutual funds.

On a sequential annualized basis, average consumer and commercial deposits decreased 3% from the fourth quarter of 2006, due mainly to a decrease in demand deposit and money market account balances, some of which is related to seasonal patterns.

The Company continues to pursue deposit growth initiatives aimed at product promotions, as well as increasing our presence in specific markets within our footprint.

Capital

The Company completed a capital restructuring program in the second-half of 2006 that involved replacing higher-cost capital with more efficient and cost-effective hybrid capital structures, as well as calling higher-cost, capital inefficient trust preferred securities and replacing them with lower-cost, more efficient enhanced trust preferred securities. The proceeds from the hybrid capital issuances, totaling approximately $1 billion, were used to repurchase $1 billion in common stock, with $871 million repurchased through an accelerated share repurchase initiated in October and the other $126 million completed through open-market purchases in the third quarter of 2006. The accelerated share repurchase was completed in March 2007, and the total number of common shares repurchased in connection with the program, including the open-market purchases in the third quarter of 2006, was 12.2 million.

These initiatives have contributed to higher tier 1 capital and tangible equity to tangible asset ratios. The tier 1 capital ratio improved an estimated 34 basis points from March 31, 2006 to approximately 7.60% as of March 31, 2007, and the tangible equity to tangible asset ratio improved 25 basis points to 5.97% over the same period.

The adoption of the fair value standards, SFAS 157 and SFAS 159, resulted in an approximate $400 million reduction to retained earnings on January 1, 2007, but this was partially offset by a $147.7 increase in accumulated other comprehensive income due to the transfer of $16.0 billion in available for sale investment securities to trading assets. Despite the net reduction in shareholders’ equity, total book value per common share increased from $48.78 as of December 31, 2006 to $49.00 as of March 31, 2007.

Asset Quality

Annualized net charge-offs in the first quarter of 2007 were 0.21% of average loans, up from 0.08% in the first quarter of 2006, but down from 0.52% in the fourth quarter of 2006. Net charge-offs were $62.9 million in the first quarter of 2007, as compared to $22.3 million in the first quarter of 2006 and $158.6 million in the fourth quarter of 2006. The increase in net charge-offs over the first quarter of 2006 was largely due to higher net charge-offs in commercial, home equity, residential mortgage, and indirect loans. The first quarter of 2006 was a historically low quarter for net charge-offs, and the increase reflects the trend towards normalization of net charge-off levels. The decrease from the fourth quarter of 2006 is largely due to a charge-off taken in that period associated with a previously disclosed large commercial loan placed on nonperforming status in the third quarter of 2006.

Nonperforming loans were $665.1 million, or 0.57% of total loans as of March 31, 2007 compared to $289.7 million, or 0.25% of total loans as of March 31, 2006 and $531.8 million, or 0.44% of total loans as of December 31, 2006. The increase in nonperforming loans from March 31, 2006 and December 31, 2006 was mainly due to an increase in residential mortgage nonperforming loans. The increase in residential mortgage nonperforming loans was driven by the maturation of this portfolio and the deterioration of credit quality in Alt A mortgage loans, of which a majority is well-collateralized or insured.

The allowance for loan and lease losses decreased $10.6 million from December 31, 2006 to $1,033.9 million as of March 31, 2007. The decrease in the allowance for loan and lease losses is mainly attributable to the $6 billion decrease in loans resulting from the Company’s balance sheet management strategies initiated in the first quarter of 2007. Provision for loan losses decreased from $115.8 million in the fourth quarter of 2006 to $56.4 million in the first quarter of 2007, due mainly to the resolution of the previously disclosed large commercial nonperforming loan. Provision for loan losses increased from $33.4 million in the first quarter of 2006 to $56.4 million in the first quarter of 2007. The allowance for loan and lease losses as of March 31, 2007 represented 0.88% of period-end loans, up two basis points from 0.86% of period-end loans as of December 31, 2006. The allowance for loan and lease losses as of March 31, 2007 represented 156% of period-end nonperforming loans.

LINE OF BUSINESS FINANCIAL PERFORMANCE

Retail

preliminary data (in millions)	1st Quarter 2007	1st Quarter 2006	% Change
Net income	$161.3	$174.4	(7)%
Revenue - fully taxable-equivalent	835.3	833.0	—
Average total loans	31,238.4	31,246.0	—
Average total deposits	69,289.4	67,216.3	3

Three Months Ended March 31, 2007 vs. 2006

Retail’s net income for the first quarter of 2007 was $161.3 million, a decrease of $13.1 million, or 7%. The decrease was primarily the result of higher net charge-offs partially offset by higher fully taxable-equivalent net interest income, higher noninterest income and lower noninterest expense.

Fully taxable-equivalent net interest income increased $0.8 million. While balance sheet growth was relatively flat, a move to higher-spread loan products was partially offset by the migration to higher-rate deposit products. Average loans decreased $7.6 million, or less than 1%. The decrease in loans was primarily driven by a 31% decrease in student loans due to sales and a 5% decrease in indirect auto loans. Growth in the higher spread consumer equity products of 8% and commercial loan categories of 4% partially offset the decrease. Average deposits increased $2.1 billion, or 3%, driven primarily by growth in consumer time deposits offset by a decrease in money market accounts.

Provision for loan losses, which represents net charge-offs for the lines of business, increased $25.3 million from the relatively low level of net charge-offs incurred in the first quarter of 2006, primarily due to an increase in equity line and indirect auto net charge-offs.

Total noninterest income increased $1.4 million from the first quarter of 2006. This increase was driven primarily by interchange income and service charges on deposit accounts.

Total noninterest expense decreased $1.7 million from the first quarter of 2006. The decrease was driven primarily by declines in expenses related to new loan production and the amortization of intangibles.

Commercial

preliminary data (in millions)	1st Quarter 2007	1st Quarter 2006	% Change
Net income	$98.2	$103.0	(5)%
Revenue - fully taxable-equivalent	299.5	307.3	(3)
Average total loans	32,852.1	31,611.2	4
Average total deposits	14,238.6	13,719.4	4

Three Months Ended March 31, 2007 vs. 2006

Commercial’s net income for the first quarter of 2007 was $98.2 million, a decrease of $4.9 million, or 5%. The decrease was driven primarily by lower fully taxable-equivalent net interest income due to a decrease in demand deposits and higher provision for loan losses.

Fully taxable-equivalent net interest income decreased $7.7 million, or 3%. Although loan growth drove a $3.2 million increase in loan-related fully-taxable equivalent net interest income, it was more than offset by a change in deposit mix that decreased deposit-related fully-taxable equivalent net interest income by $9.3 million. Average loans increased $1.2 billion, or 4%, with the strongest growth in construction lending. Average deposits increased $519.3 million, or 4%, due to increases in institutional and government deposits that were partially offset by decreases in demand deposits and money market accounts. Deposit spreads compressed primarily due to the decrease in demand deposits, as customers more actively managed liquidity in the current rate environment.

Provision for loan losses, which represents net charge-offs for the lines of business, increased $4.0 million compared to the first quarter of 2006. The increase was primarily driven by Commercial Real Estate, which had a net recovery in 2006.

Total noninterest income was nearly unchanged, with increases in service charges on deposits and other miscellaneous income offset by decreases in credit card income and Affordable Housing-related noninterest income.

Total noninterest expense decreased $2.5 million, or 1%. Decreases in various discretionary expenses, operating losses and shared corporate expenses were offset by a modest increase in personnel expense.

Corporate and Investment Banking

preliminary data (in millions)	1st Quarter 2007	1st Quarter 2006	% Change
Net income	$43.4	$58.3	(26)%
Revenue - fully taxable-equivalent	197.2	223.4	(12)
Average total loans	16,275.5	15,997.3	2
Average total deposits	2,800.0	3,679.3	(24)

Three Months Ended March 31, 2007 vs. 2006

Corporate and Investment Banking’s net income for the first quarter of 2007 was $43.4 million, a decrease of $14.9 million, or 26%. The decrease was primarily due to lower fully taxable-equivalent net interest income and lower noninterest income, partially offset by a decline in noninterest expense.

Fully taxable-equivalent net interest income decreased $15.4 million, or 23%. The decrease is primarily due to a shift in asset mix along with compressing loan spreads. Average loans increased $278.1 million, or 2%. Growth in Corporate Banking loans, as well as Lease Financing assets, was offset by the impact of the $1.9 billion structured asset sale of corporate loans in March. Overall, average deposits decreased $879.2 million, or 24%. The decline in deposits was led by a reduction in certain bid-category products that the line of business elected not to bid on due to their high cost in relation to alternative funding sources as well as lower demand deposit balances.

Provision for loan losses, which represents net charge-offs for the lines of business, increased to $2.3 million from a net recovery of $0.4 million.

Total noninterest income decreased $10.7 million, or 7%, primarily driven by weakness in structured leasing, fixed income trading and securitization activities. This decline was partially offset by growth related to syndicated loans and equity offerings, as well as fees resulting from the structured asset sale of corporate loans.

Total noninterest expense decreased $4.9 million, or 4%. This change was driven by decreased incentive-based compensation due to the decrease in capital markets revenue in addition to lower operating expenses associated with leasing assets.

Mortgage

preliminary data (in millions)	1st Quarter 2007	1st Quarter 2006	% Change
Net income	$7.5	$77.6	(90)%
Revenue - fully taxable-equivalent	169.2	269.2	(37)
Average total loans	32,381.0	28,930.7	12
Average total deposits	1,792.0	1,443.9	24

Three Months Ended March 31, 2007 vs. 2006

Mortgage’s net income for the first quarter of 2007 was $7.5 million, a decrease of $70.2 million, or 90%. The adoption of SFAS 157 and the fair value election for selected mortgage loans resulted in a $42.9 million reduction in revenue. Narrower secondary marketing margins, lower servicing income, and the negative impact on production income from Alt A loan activity also contributed to the decrease.

Fully taxable-equivalent net interest income decreased $18.2 million, or 12%, principally due to lower income on loans held for sale. Average loans held for sale increased $0.8 billion; however, fully taxable-equivalent net interest income from loans held for sale was down $18.9 million due to compressed spreads resulting from increased short-term interest rates. Average loans, principally residential mortgage and residential construction loans, grew $3.5 billion, or 12%. As part of its balance sheet management strategy, the Company recorded $4.1 billion of mortgage loans at fair value and classified these loans as held for sale in late March 2007. Average deposits were up $0.3 billion, or 24%, due to higher escrow balances associated with higher servicing balances. The higher deposit balances and higher credit for funds rate contributed $4.8 million to the fully taxable-equivalent net interest income change.

Provision for loan losses, which represents net charge-offs for the lines of business, increased $7.3 million. The increase in net charge-offs was principally due to higher Alt A loan charge-offs. The Company is no longer originating Alt A product for the held-for-investment portfolio.

Total noninterest income was down $81.9 million, or 68%. The adoption of SFAS 157 and the fair value election for selected mortgage loans resulted in a $42.9 million reduction in total noninterest income. Production income was down $76.7 million due in part to the adoption of SFAS 157 and the fair value election for selected loans. The remaining change in production income is primarily related to the negative impact from Alt A loan activity, as well as narrower secondary marketing margins, partially offset by higher fees from loan production. Loan production of $14.8 billion was up $3.3 billion, or 28%. Loan sales to investors were a record $13.1 billion, up $2.8 billion, or 27%. Servicing income was down $9.4 million due mainly to the gain on sale of servicing assets totaling $24.4 million in the first quarter of 2006. At March 31, 2007, total loans serviced were $138.6 billion, up $26.5 billion, or 24%, from $112.2 billion for the prior year. Other noninterest income was up $4.2 million due to higher insurance income and other fees related to increased volumes.

Total noninterest expense was up $6.7 million, or 5%. Increased volumes and investments in production and servicing capabilities were the primary drivers of the higher expense.

Wealth and Investment Management

preliminary data (in millions)	1st Quarter 2007	1st Quarter 2006	% Change
Net income	$67.4	$47.0	43%
Revenue - fully taxable-equivalent	373.6	328.3	14
Average total loans	8,196.2	8,149.1	1
Average total deposits	9,784.1	9,159.2	7

Three Months Ended March 31, 2007 vs. 2006

Wealth and Investment Management’s net income for the first quarter of 2007 was $67.4 million, an increase of $20.4 million, or 43%. The increase was primarily driven by the gain on sale upon merger of Lighthouse Partners into Lighthouse Investment Partners, the entity that was serving as the sub-advisor to the Lighthouse funds. Additional increases in net income resulted from higher retail investment and trust income, partially offset by higher noninterest expenses and decreased revenue due to the sale of the corporate bond trustee business in the third quarter of 2006.

Fully taxable-equivalent net interest income decreased $0.9 million, or 1%, due primarily to a shift in deposit mix. Average loans increased 1%, driven by modest growth in most categories. Average deposits increased $0.6 billion, or 7%, due to increased NOW accounts and CDs, partially offset by declines in demand and money market deposits.

Provision for loan losses, which represents net charge-offs for the lines of business, increased $0.9 million.

Total noninterest income increased $46.2 million, or 19%. The increase was primarily driven by the $32.3 million pretax gain on sale recognized upon the Lighthouse Partners merger. Going forward, SunTrust will be a minority shareholder of the merged entity. In addition, retail investment income increased $8.4 million, or 16%, including increased recurring revenue and annuity sales. Trust income also increased despite the third quarter 2006 sale of the corporate bond trustee business.

End of period assets under management were approximately $137.2 billion, as compared to $137.6 billion in the same period last year. Approximately $5.4 billion in Lighthouse Partners assets were transferred to Lighthouse Investment Partners and are no longer included in the consolidated total. Assets under management include individually managed assets, the STI Classic Funds, institutional assets managed by Trusco Capital Management and participant-directed retirement accounts. SunTrust’s total assets under advisement were approximately $244.4 billion, which includes the $137.2 billion in assets under management, $58.6 billion in non-managed trust assets, $40.6 billion in retail brokerage assets and $8.0 billion in non-managed corporate trust assets. Approximately $21.2 billion in corporate trust non-managed assets were sold in the corporate bond trustee transaction in the third quarter of 2006.

Total noninterest expense increased $12.9 million, or 5%, from the first quarter of 2006. The growth was primarily driven by increased fees paid to third parties due to increased production, as well as higher staff expenses.

Corporate Other and Treasury

preliminary data (in millions)	1st Quarter 2007	1st Quarter 2006	% Change
Net income	$143.6	$71.2	102%
Average securities available for sale	7,312.9	24,514.0	(70)

Three Months Ended March 31, 2007 vs. 2006

Corporate Other and Treasury’s net income for the first quarter of 2007 was $143.6 million, an increase of $72.4 million. The increase was driven by the positive impact from the balance sheet management strategies executed during the first quarter of 2007, the adoption of the fair value standard SFAS 159, and lower provision for loan losses.

Fully taxable-equivalent net interest income increased $30.2 million, or 37%, mainly due to the recording of fixed-rate debt at fair value. This resulted in the fair value hedges associated with this debt, which had previously been accounted for as qualifying hedges under SFAS 133, being de-designated and accounted for as economic hedges. The net pay position of these hedges had previously been recorded in interest expense, and upon de-designation effective January 1, 2007, the net pay position was recorded as a reduction of trading income. This positively impacted fully taxable-equivalent net interest income by approximately $22 million in the first quarter of 2007.

Total average assets decreased $2.1 billion, or 6%, mainly due to the sale of certain investment portfolio assets in the second half of 2006 in order to improve the overall portfolio duration and yield, to partially fund loan growth and to reduce the Company’s use of wholesale funding. Total average deposits increased $1.9 billion, or 8%, mainly due to growth in brokered and foreign deposits to fund net earning asset growth in excess of consumer and commercial deposit growth.

Provision for loan losses, which predominantly represents the difference between consolidated provision for loan losses and net charge-offs for the lines of business, decreased $17.1 million. The decline was primarily related to the release of allowance for loan and lease losses related to the $1.9 billion structured asset sale of Corporate and Investment Banking line of business loans as well as moving $4.1 billion of mortgage loans to fair value and classifying them as held for sale

Total noninterest income increased $72.4 million. The increase was primarily driven by net positive changes in fair value on trading securities, long-term debt and the economic hedges associated with the Company’s adoption of SFAS 159.

Total noninterest expense decreased $1.0 million, with no significant items to note.

Corresponding Financial Tables and Information

Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming quarterly report on Form 10-Q. Detailed financial tables and other information are available on our Web site at www.suntrust.com in the Investor Relations section located under “About SunTrust”. This information is also included in a current report on Form 8-K filed with the SEC today.

This news release contains certain non-US GAAP financial measures to describe our Company’s performance. The reconciliation of those measures to the most directly comparable US GAAP financial measures, and the reasons why SunTrust believes such financial measures may be useful to investors, can be found in the financial information contained in the appendices of this news release.

Conference Call

SunTrust management will host a conference call on April 17, 2007 at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals are encouraged to call in beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 1Q07; Leader: Greg Ketron). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 1Q07; Leader: Greg Ketron). A replay of the call will be available beginning April 17, 2007 and ending May 1, 2007 by dialing 1-866-405-7297 (domestic) or 1-203-369-0608 (international).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust Web site at www.suntrust.com. The webcast will be hosted under “Investor Relations” located under “About SunTrust” or may be accessed directly from the SunTrust home page by clicking on the earnings-related link, “1st Quarter Earnings Release.” Beginning the afternoon of April 17, 2007, listeners may access an archived version of the webcast in the “Webcasts and Presentations” subsection found under “Investor Relations.” This webcast will be archived and available for one year. A link to the Investor Relations page is also found in the footer of the SunTrust home page.

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic states and a full array of technology-based, 24-hour delivery channels. The Company also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the Company provides credit cards, mortgage banking, insurance, brokerage, equipment leasing and capital markets services. SunTrust’s Internet address is www.suntrust.com.

Forward-Looking Statements

This news release may contain forward-looking statements. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “initiatives,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. Such statements are based upon the current beliefs and expectations of SunTrust’s management, and on information currently available to management, and speak as of the date hereof. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause SunTrust’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2006 Annual Report on Form 10-K, in the Quarterly Reports on Form 10-Q and in the Current Reports filed on Form 8-K with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Those factors include: changes in interest rates; changes in general business or economic conditions or the competitive banking environment; changes in credit conditions including customers’ ability to repay debt obligations; competitive pressures among local, regional, national, and international banks, thrifts credit unions, and other financial institutions; increases in the cost of funds resulting from customers pursuing alternatives to bank deposits or shifting from demand deposits to higher-cost products; significant changes in legislation or regulatory requirements, or the fiscal and monetary policies of the federal government and its agencies; significant changes in securities markets or markets for commercial or residential real estate; the Company’s success in managing its costs, including costs associated with the expansion of distribution channels and developing new ones; the potential that the Company may acquire other institutions or may be acquired by other institutions; the potential that the Company may divest certain portions of its business; hurricanes and other natural disasters; litigation; and changes in accounting principles, policies, or guidelines. The forward-looking statements in this news release speak only as of this date, and SunTrust does not assume any obligation to update such statements or to update the reasons why actual results could differ from those contained in such statements.

###

SunTrust Banks, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended March 31
	2007		2006	% Change

EARNINGS & DIVIDENDS
Net income	$521.3		$531.5	(1.9)%
Net income available to common shareholders	513.9		531.5	(3.3)
Total revenue - FTE [2]	2,067.2		2,050.9	0.8
Net income per average common share
Diluted	1.44		1.46	(1.4)
Basic	1.45		1.48	(2.0)
Dividends paid per average common share	0.73		0.61	19.7

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$181,506		$177,618	2.2%
Earning assets	159,474		155,743	2.4
Loans	121,515		116,263	4.5
Consumer and commercial deposits	97,792		95,292	2.6
Brokered and foreign deposits	26,714		24,652	8.4
Total shareholders’ equity	17,720		17,052	3.9

As of
Total assets	186,385		178,876	4.2
Earning assets	163,299		156,439	4.4
Loans	116,913		118,130	(1.0)
Allowance for loan and lease losses	1,034		1,039	(0.5)
Consumer and commercial deposits	99,875		97,940	2.0
Brokered and foreign deposits	23,563		23,836	(1.1)
Total shareholders’ equity	17,969		17,157	4.7

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.16%		1.21%	(4.1)%
Return on average assets less net unrealized securities gains [1]	1.15		1.19	(3.4)
Return on average common shareholders’ equity	12.10		12.64	(4.3)
Return on average realized common shareholders’ equity [1]	12.54		13.06	(4.0)
Net interest margin [2]	3.02		3.12	(3.2)
Efficiency ratio [2]	59.79		59.80	—
Tangible efficiency ratio [1]	58.65		58.47	0.3
Effective tax rate	30.59		31.03	(1.4)

Full-time equivalent employees	33,397		33,697	(0.9)
Number of ATMs	2,543		2,786	(8.7)
Full service banking offices	1,691		1,677	0.8
Traditional	1,338		1,332	0.5
In-store	353		345	2.3
Tier 1 capital ratio	7.60%[3]		7.26%	4.7%
Total capital ratio	10.90	[3]	10.88	0.2
Tier 1 leverage ratio	7.21	[3]	6.71	7.5
Total average shareholders’ equity to total average assets	9.76		9.60	1.7
Tangible equity to tangible assets [1]	5.97		5.72	4.4

Book value per common share	$49.00		$47.22	3.8%
Market price:
High	87.43		76.75	13.9
Low	80.76		69.68	15.9
Close	83.04		72.76	14.1
Market capitalization	29,604		26,437	12.0

Average common shares outstanding (000s)
Diluted	357,214		363,437	(1.7)%
Basic	353,448		359,934	(1.8)

[1]	See Appendix A for a reconcilement of non-GAAP performance measures.
[2]

Revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total Revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended
	March 31 2007		December 31 2006	September 30 2006	June 30 2006	March 31 2006
EARNINGS & DIVIDENDS
Net income	$521.3		$506.3	$535.6	$544.0	$531.5
Net income available to common shareholders	513.9		498.6	535.6	544.0	531.5
Total revenue - FTE [2]	2,067.2		2,067.7	2,032.8	2,065.4	2,050.9
Net income per average common share
Diluted	1.44		1.39	1.47	1.49	1.46
Basic	1.45		1.41	1.48	1.51	1.48
Dividends paid per average common share	0.73		0.61	0.61	0.61	0.61

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$181,506		$182,343	$180,501	$180,744	$177,618
Earning assets	159,474		160,115	158,915	158,889	155,743
Loans	121,515		121,364	120,742	120,145	116,263
Consumer and commercial deposits	97,792		98,553	97,643	97,172	95,292
Brokered and foreign deposits	26,714		26,124	27,958	27,194	24,652
Total shareholders’ equity	17,720		18,155	17,662	17,304	17,052

As of
Total assets	186,385		182,162	183,105	181,143	178,876
Earning assets	163,299		159,064	160,288	158,845	156,439
Loans	116,913		121,454	121,237	120,243	118,130
Allowance for loan and lease losses	1,034		1,045	1,087	1,062	1,039
Consumer and commercial deposits	99,875		99,776	98,684	99,042	97,940
Brokered and foreign deposits	23,563		24,246	25,709	25,811	23,836
Total shareholders’ equity	17,969		17,814	18,589	17,424	17,157

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.16%		1.10%	1.18%	1.21%	1.21%
Return on average assets less net unrealized securities gains [1]	1.15		1.04	1.28	1.18	1.19
Return on average common shareholders’ equity	12.10		11.20	12.10	12.61	12.64
Return on average realized common shareholders’ equity [1]	12.54		11.17	13.73	12.90	13.06
Net interest margin [2]	3.02		2.94	2.93	3.00	3.12
Efficiency ratio [2]	59.79		59.67	59.30	58.78	59.80
Tangible efficiency ratio [1]	58.65		58.49	58.03	57.53	58.47
Effective tax rate	30.59		27.07	27.94	30.10	31.03

Full-time equivalent employees	33,397		33,599	34,293	34,155	33,697
Number of ATMs	2,543		2,569	2,568	2,564	2,786
Full service banking offices	1,691		1,701	1,699	1,695	1,677
Traditional	1,338		1,349	1,347	1,342	1,332
In-store	353		352	352	353	345
Tier 1 capital ratio	7.60%[3]		7.72%	7.70%	7.31%	7.26%
Total capital ratio	10.90	[3]	11.11	11.07	10.70	10.88
Tier 1 leverage ratio	7.21	[3]	7.23	7.27	6.82	6.71
Total average shareholders’ equity to total average assets	9.76		9.96	9.78	9.57	9.60
Tangible equity to tangible assets [1]	5.97		6.03	6.42	5.81	5.72

Book value per common share	$49.00		$48.78	$49.71	$47.85	$47.22
Market price:
High	87.43		85.64	81.59	78.33	76.75
Low	80.76		76.76	75.11	72.56	69.68
Close	83.04		84.45	77.28	76.26	72.76
Market capitalization	29,604		29,972	28,120	27,768	26,437

Average common shares outstanding (000s)
Diluted	357,214		358,292	365,121	364,391	363,437
Basic	353,448		354,677	361,805	361,267	359,934

[1]	See Appendix A for a reconcilement of non-GAAP performance measures.
[2]

Revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total Revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of March 31		Increase/(Decrease)
	2007	2006	Amount	%
ASSETS
Cash and due from banks	$3,867,957	$4,158,082	($290,125)	(7.0	) %
Interest-bearing deposits in other banks	21,974	81,857	(59,883)	(73.2)
Funds sold and securities purchased under agreements to resell	883,833	1,108,841	(225,008)	(20.3)
Trading assets	21,545,502	2,937,137	18,608,365	NM
Securities available for sale [1]	13,163,036	27,335,487	(14,172,451)	(51.8)
Loans held for sale	14,067,788	9,351,662	4,716,126	50.4
Loans:
Commercial	33,484,170	33,496,827	(12,657)	—
Real estate:
Home equity lines	14,039,685	13,791,702	247,983	1.8
Construction	14,175,478	12,068,483	2,106,995	17.5
Residential mortgages	30,248,543	32,366,617	(2,118,074)	(6.5)
Commercial real estate	12,454,475	12,571,041	(116,566)	(0.9)
Consumer:
Direct	4,293,308	5,421,722	(1,128,414)	(20.8)
Indirect	7,840,962	8,130,463	(289,501)	(3.6)
Credit card	375,938	283,390	92,548	32.7

Total loans	116,912,559	118,130,245	(1,217,686)	(1.0)
Allowance for loan and lease losses	(1,033,939)	(1,039,247)	(5,308)	(0.5)

Net loans	115,878,620	117,090,998	(1,212,378)	(1.0)

Goodwill	6,896,723	6,897,105	(382)	—
Other intangible assets	1,293,457	1,123,463	169,994	15.1
Other assets	8,765,951	8,791,844	(25,893)	(0.3)

Total assets [2]	$186,384,841	$178,876,476	$7,508,365	4.2

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$22,765,045	$24,649,242	($1,884,197)	(7.6	) %
Interest-bearing consumer and commercial deposits:
NOW accounts	20,802,207	17,514,277	3,287,930	18.8
Money market accounts	22,070,587	26,144,180	(4,073,593)	(15.6)
Savings	5,102,312	5,283,632	(181,320)	(3.4)
Consumer time	17,044,783	14,397,034	2,647,749	18.4
Other time	12,089,882	9,951,523	2,138,359	21.5

Total consumer and commercial deposits	99,874,816	97,939,888	1,934,928	2.0
Brokered deposits	18,203,295	16,965,675	1,237,620	7.3
Foreign deposits	5,360,164	6,870,179	(1,510,015)	(22.0)

Total deposits	123,438,275	121,775,742	1,662,533	1.4
Funds purchased	6,433,195	4,346,238	2,086,957	48.0
Securities sold under agreements to repurchase	6,851,863	6,970,317	(118,454)	(1.7)
Other short-term borrowings	1,958,438	1,494,384	464,054	31.1
Long-term debt	19,007,959	18,919,961	87,998	0.5
Trading liabilities	1,642,958	1,734,328	(91,370)	(5.3)
Other liabilities	9,083,615	6,478,058	2,605,557	40.2

Total liabilities	168,416,303	161,719,028	6,697,275	4.1

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	500,000	—	500,000	100.0
Common stock, $1.00 par value	370,578	370,578	—	—
Additional paid in capital	6,688,660	6,743,418	(54,758)	(0.8)
Retained earnings	10,325,246	9,621,597	703,649	7.3
Treasury stock, at cost, and other	(1,101,172)	(472,505)	(628,667)	NM
Accumulated other comprehensive income	1,185,226	894,360	290,866	32.5

Total shareholders’ equity	17,968,538	17,157,448	811,090	4.7

Total liabilities and shareholders’ equity	$186,384,841	$178,876,476	$7,508,365	4.2

Common shares outstanding	356,504,563	363,338,615	(6,834,052)	(1.9)
Common shares authorized	750,000,000	750,000,000	—	—
Preferred shares outstanding	5,000	—	5,000	100.0
Preferred shares authorized	50,000,000	50,000,000	—	—
Treasury shares of common stock	14,073,835	7,239,783	6,834,052	94.4

[1] Includes net unrealized gains of	$2,333,896	$1,497,176	$836,720	55.9%
[2] Includes earning assets of	163,299,162	156,439,347	6,859,815	4.4

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of
	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
ASSETS
Cash and due from banks	$3,867,957	$4,235,889	$4,066,173	$4,214,076	$4,158,082
Interest-bearing deposits in other banks	21,974	21,810	39,982	29,733	81,857
Funds sold and securities purchased under agreements to resell	883,833	1,050,046	1,147,423	942,983	1,108,841
Trading assets	21,545,502	2,777,629	3,675,917	2,621,940	2,937,137
Securities available for sale [1]	13,163,036	25,101,715	25,553,320	26,542,900	27,335,487
Loans held for sale	14,067,788	11,790,122	11,501,646	10,819,967	9,351,662
Loans:
Commercial	33,484,170	34,613,882	35,018,715	35,159,832	33,496,827
Real estate:
Home equity lines	14,039,685	14,102,655	14,014,617	13,894,177	13,791,702
Construction	14,175,478	13,892,988	13,595,924	13,099,808	12,068,483
Residential mortgages	30,248,543	33,830,101	33,711,399	32,844,670	32,366,617
Commercial real estate	12,454,475	12,567,824	12,459,023	12,575,092	12,571,041
Consumer:
Direct	4,293,308	4,160,091	4,082,257	4,237,332	5,421,722
Indirect	7,840,962	7,936,102	8,022,512	8,113,741	8,130,463
Credit card	375,938	350,690	332,947	318,493	283,390

Total loans	116,912,559	121,454,333	121,237,394	120,243,145	118,130,245
Allowance for loan and lease losses	(1,033,939)	(1,044,521)	(1,087,316)	(1,061,862)	(1,039,247)

Net loans	115,878,620	120,409,812	120,150,078	119,181,283	117,090,998

Goodwill	6,896,723	6,889,860	6,903,001	6,900,222	6,897,105
Other intangible assets	1,293,457	1,181,984	1,120,102	1,141,346	1,123,463
Other assets	8,765,951	8,702,742	8,946,911	8,748,994	8,791,844

Total assets [2]	$186,384,841	$182,161,609	$183,104,553	$181,143,444	$178,876,476

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$22,765,045	$22,887,176	$22,813,455	$24,243,088	$24,649,242
Interest-bearing consumer and commercial deposits:
NOW accounts	20,802,207	20,230,763	17,508,754	17,194,199	17,514,277
Money market accounts	22,070,587	22,371,828	23,803,496	24,627,018	26,144,180
Savings	5,102,312	5,198,980	5,699,545	5,556,847	5,283,632
Consumer time	17,044,783	16,824,239	16,615,445	16,134,694	14,397,034
Other time	12,089,882	12,262,902	12,243,372	11,285,875	9,951,523

Total consumer and commercial deposits	99,874,816	99,775,888	98,684,067	99,041,721	97,939,888
Brokered deposits	18,203,295	18,150,059	18,264,554	18,425,635	16,965,675
Foreign deposits	5,360,164	6,095,682	7,444,329	7,385,081	6,870,179

Total deposits	123,438,275	124,021,629	124,392,950	124,852,437	121,775,742
Funds purchased	6,433,195	4,867,591	5,926,570	4,527,339	4,346,238
Securities sold under agreements to repurchase	6,851,863	6,950,426	7,362,480	7,158,914	6,970,317
Other short-term borrowings	1,958,438	2,062,636	1,744,479	1,438,891	1,494,384
Long-term debt	19,007,959	18,992,905	17,477,276	18,222,162	18,919,961
Trading liabilities	1,642,958	1,634,097	1,611,648	1,574,107	1,734,328
Other liabilities	9,083,615	5,818,719	5,999,843	5,945,674	6,478,058

Total liabilities	168,416,303	164,348,003	164,515,246	163,719,524	161,719,028

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	500,000	500,000	500,000	—	—
Common stock, $1.00 par value	370,578	370,578	370,578	370,578	370,578
Additional paid in capital	6,688,660	6,627,196	6,735,458	6,751,929	6,743,418
Retained earnings	10,325,246	10,541,152	10,258,441	9,943,155	9,621,597
Treasury stock, at cost, and other	(1,101,172)	(1,151,269)	(453,934)	(418,262)	(472,505)
Accumulated other comprehensive income	1,185,226	925,949	1,178,764	776,520	894,360

Total shareholders’ equity	17,968,538	17,813,606	18,589,307	17,423,920	17,157,448

Total liabilities and shareholders’ equity	$186,384,841	$182,161,609	$183,104,553	$181,143,444	$178,876,476

Common shares outstanding	356,504,563	354,902,566	363,868,470	364,129,209	363,338,615
Common shares authorized	750,000,000	750,000,000	750,000,000	750,000,000	750,000,000
Preferred shares outstanding	5,000	5,000	5,000	—	—
Preferred shares authorized	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000
Treasury shares of common stock	14,073,835	15,675,832	6,709,928	6,449,189	7,239,783

[1] Includes net unrealized gains of	$2,333,896	$2,103,362	$1,915,277	$1,309,753	$1,497,176
[2] Includes earning assets of	163,299,162	159,063,834	160,287,584	158,845,216	156,439,347

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31		Increase/(Decrease)[2]
	2007	2006	Amount	%
Interest income	$2,528,057	$2,278,713	$249,344	10.9%
Interest expense	1,363,498	1,099,672	263,826	24.0

NET INTEREST INCOME	1,164,559	1,179,041	(14,482)	(1.2)
Provision for loan losses	56,441	33,403	23,038	69.0

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,108,118	1,145,638	(37,520)	(3.3)

NONINTEREST INCOME
Service charges on deposit accounts	189,035	186,185	2,850	1.5
Trust and investment management income	174,318	168,089	6,229	3.7
Retail investment services	63,543	54,989	8,554	15.6
Other charges and fees	118,137	112,382	5,755	5.1
Investment banking income	50,157	51,815	(1,658)	(3.2)
Trading account profits and commissions	90,201	36,875	53,326	NM
Card fees	64,195	56,603	7,592	13.4
Mortgage production related income	(8,655)	63,037	(71,692)	NM
Mortgage servicing related income	35,403	44,710	(9,307)	(20.8)
Gain on sale upon merger of Lighthouse Partners	32,340	—	32,340	100.0
Other noninterest income	70,212	76,717	(6,505)	(8.5)
Securities gains, net	20	104	(84)	(80.8)

Total noninterest income	878,906	851,506	27,400	3.2

NONINTEREST EXPENSE
Employee compensation and benefits	699,000	704,965	(5,965)	(0.8)
Net occupancy expense	86,257	81,044	5,213	6.4
Outside processing and software	99,676	94,892	4,784	5.0
Equipment expense	49,409	49,448	(39)	(0.1)
Marketing and customer development	45,705	42,646	3,059	7.2
Amortization of intangible assets	23,542	27,245	(3,703)	(13.6)
Other noninterest expense	232,408	226,251	6,157	2.7

Total noninterest expense	1,235,997	1,226,491	9,506	0.8

INCOME BEFORE PROVISION FOR INCOME TAXES	751,027	770,653	(19,626)	(2.5)
Provision for income taxes	229,731	239,126	(9,395)	(3.9)

Net income	521,296	531,527	(10,231)	(1.9)
Preferred dividends	7,363	—	7,363	100.0

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$513,933	$531,527	($17,594)	(3.3)

Net interest income - FTE [1]	$1,188,272	$1,199,379	($11,107)	(0.9)

Net income per average common share
Diluted	1.44	1.46	(0.02)	(1.4)
Basic	1.45	1.48	(0.03)	(2.0)

Cash dividends paid per common share	0.73	0.61	0.12	19.7
Average common shares outstanding (000s)
Diluted	357,214	363,437	(6,223)	(1.7)
Basic	353,448	359,934	(6,486)	(1.8)

[1]

Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
Interest income	$2,528,057	$2,564,731	$2,525,489	$2,423,087	$2,278,713
Interest expense	1,363,498	1,403,442	1,374,097	1,254,344	1,099,672

NET INTEREST INCOME	1,164,559	1,161,289	1,151,392	1,168,743	1,179,041
Provision for loan losses	56,441	115,806	61,568	51,759	33,403

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,108,118	1,045,483	1,089,824	1,116,984	1,145,638

NONINTEREST INCOME
Service charges on deposit accounts	189,035	191,628	194,262	191,645	186,185
Trust and investment management income	174,318	169,248	173,717	175,811	168,089
Retail investment services	63,543	65,000	55,544	58,441	54,989
Other charges and fees	118,137	122,386	113,347	113,948	112,382
Investment banking income	50,157	71,211	47,046	60,481	51,815
Trading account profits and commissions	90,201	9,586	20,404	46,182	36,875
Card fees	64,195	64,187	64,916	61,941	56,603
Mortgage production related income	(8,655)	47,476	50,336	56,579	63,037
Mortgage servicing related income	35,403	8,994	36,633	31,401	44,710
Net gain on sale of Bond Trustee business	—	—	112,759	—	—
Gain on sale upon merger of Lighthouse Partners	32,340	—	—	—	—
Other noninterest income	70,212	97,473	81,783	73,082	76,717
Securities gains/(losses), net	20	35,377	(91,816)	5,858	104

Total noninterest income	878,906	882,566	858,931	875,369	851,506

NONINTEREST EXPENSE
Employee compensation and benefits	699,000	657,093	674,322	689,073	704,965
Net occupancy expense	86,257	85,846	85,613	81,710	81,044
Outside processing and software	99,676	101,538	98,699	98,447	94,892
Equipment expense	49,409	49,234	50,249	48,107	49,448
Marketing and customer development	45,705	45,249	35,932	49,378	42,646
Amortization of intangible assets	23,542	24,304	25,792	25,885	27,245
Loss on extinguishment of debt	—	11,665	—	—	—
Other noninterest expense	232,408	258,848	234,892	221,493	226,251

Total noninterest expense	1,235,997	1,233,777	1,205,499	1,214,093	1,226,491

INCOME BEFORE PROVISION FOR INCOME TAXES	751,027	694,272	743,256	778,260	770,653
Provision for income taxes	229,731	187,918	207,668	234,258	239,126

Net income	521,296	506,354	535,588	544,002	531,527
Preferred dividends	7,363	7,729	—	—	—

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$513,933	$498,625	$535,588	$544,002	$531,527

Net interest income - FTE [1]	$1,188,272	$1,185,166	$1,173,860	$1,190,026	$1,199,379

Net income per average common share
Diluted	1.44	1.39	1.47	1.49	1.46
Basic	1.45	1.41	1.48	1.51	1.48

Cash dividends paid per common share	0.73	0.61	0.61	0.61	0.61
Average common shares outstanding (000s)
Diluted	357,214	358,292	365,121	364,391	363,437
Basic	353,448	354,677	361,805	361,267	359,934

[1]

Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(Dollars and shares in thousands) (Unaudited)

(Dollars and shares in thousands)	Preferred Stock	Shares Outstanding	Common Stock	Additional Paid in Capital	Retained Earnings	Treasury Stock and Other[1]	Accumulated Other Comprehensive Income	Total
Balance, January 1, 2006	$—	361,984	$370,578	$6,761,684	$9,310,978	($493,936)	$938,091	$16,887,395
Net income	—	—	—	—	531,527	—	—	531,527
Other comprehensive income:
Change in unrealized gains (losses) on derivatives, net of taxes	—	—	—	—	—	—	4,357	4,357
Change in unrealized gains (losses) on securities, net of taxes	—	—	—	—	—	—	(48,912)	(48,912)
Change in accumulated other comprehensive income related to employee benefit plans	—	—	—	—	—	—	824	824

Total comprehensive income								487,796
Common stock dividends, $0.61 per share	—	—	—	—	(220,908)	—	—	(220,908)
Exercise of stock options and stock compensation element expense	—	1,033	—	2,664	—	63,841	—	66,505
Acquisition of treasury stock	—	(1,535)	—	—	—	(108,623)	—	(108,623)
Performance and restricted stock activity	—	971	—	(11,915)	—	9,161	—	(2,754)
Amortization of compensation element of performance and restricted stock	—	—	—	—	—	2,411	—	2,411
Issuance of stock for employee benefit plans	—	683	—	(11,231)	—	41,857	—	30,626
Issuance of stock for BancMortgage contingent consideration	—	203	—	2,216	—	12,784	—	15,000

Balance, March 31, 2006	$—	363,339	$370,578	$6,743,418	$9,621,597	($472,505)	$894,360	$17,157,448

Balance, January 1, 2007	$500,000	354,903	$370,578	$6,627,196	$10,541,152	($1,151,269)	$925,949	$17,813,606
Net income	—	—	—	—	521,296	—	—	521,296
Other comprehensive income:
Change in unrealized gains (losses) on derivatives, net of taxes	—	—	—	—	—	—	3,928	3,928
Change in unrealized gains (losses) on securities, net of taxes	—	—	—	—	—	—	(979)	(979)
Change in accumulated other comprehensive income related to employee benefit plans	—	—	—	—	—	—	28,890	28,890

Total comprehensive income								553,135
Common stock dividends, $0.73 per share	—	—	—	—	(259,797)	—	—	(259,797)
Preferred stock dividends	—	—	—	—	(7,363)	—	—	(7,363)
Issuance of preferred stock	—	—	—	153	—	—	—	153
Exercise of stock options and stock compensation element expense	—	1,178	—	(2,887)	—	86,968	—	84,081
Acquisition of treasury stock	—	(616)	—	50,897	—	(50,897)	—	—
Performance and restricted stock activity	—	772	—	10,962	(2,378)	(11,651)	—	(3,067)
Amortization of compensation element of performance and restricted stock	—	—	—	—	—	5,853	—	5,853
Issuance of stock for employee benefit plans	—	262	—	2,566	—	19,413	—	21,979
Adoption of SFAS No. 159	—	—	—	—	(388,604)	—	147,731	(240,873)
Adoption of SFAS No. 157	—	—	—	—	(10,943)	—	—	(10,943)
Adoption of FIN No. 48	—	—	—	—	(41,844)	—	—	(41,844)
Adoption of FSP FAS 13-2	—	—	—	—	(26,273)	—	—	(26,273)
Pension plan changes and resulting remeasurement	—	—	—	—	—	—	79,707	79,707
Other	—	6	—	(227)	—	411	—	184

Balance, March 31, 2007	$500,000	356,505	$370,578	$6,688,660	$10,325,246	($1,101,172)	$1,185,226	$17,968,538

[1]

Balance at March 31, 2007 includes $975,977 for treasury stock and $125,195 for compensation element of restricted stock. Balance at March 31, 2006 includes $399,505 for treasury stock and $73,000 for compensation element of restricted stock.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	March 31, 2007			December 31, 2006
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$34,089.1	$527.3	6.19%	$34,345.4	$531.8	6.19%
Real estate construction	13,430.3	252.7	7.63	13,204.0	254.3	7.64
Real estate home equity lines	13,738.1	268.3	7.92	13,722.9	273.4	7.90
Real estate commercial	12,830.6	220.2	6.96	12,784.8	223.1	6.93
Commercial - FTE [1]	34,032.8	535.6	6.38	33,965.1	545.8	6.37
Business credit card	369.5	5.5	5.94	351.4	5.3	5.99
Consumer - direct	4,220.5	76.0	7.30	4,116.3	76.8	7.40
Consumer - indirect	8,166.5	122.0	6.06	8,231.8	123.8	5.97
Nonaccrual and restructured	637.5	4.5	2.85	642.1	5.0	3.06

Total loans	121,514.9	2,012.1	6.72	121,363.8	2,039.3	6.67
Securities available for sale:
Taxable	6,650.6	108.7	6.54	22,170.4	282.0	5.09
Tax-exempt - FTE [1]	1,038.8	15.2	5.86	998.0	14.6	5.85

Total securities available for sale - FTE [1]	7,689.4	123.9	6.44	23,168.4	296.6	5.12
Funds sold and securities purchased under agreements to resell	1,006.3	12.9	5.12	1,176.3	15.4	5.15
Loans held for sale	11,205.2	173.7	6.20	12,009.3	198.4	6.61
Interest-bearing deposits	28.9	0.4	5.69	31.2	0.3	3.76
Interest earning trading assets	18,028.9	228.8	5.15	2,365.8	38.6	6.46

Total earning assets	159,473.6	2,551.8	6.49	160,114.8	2,588.6	6.41
Allowance for loan and lease losses	(1,050.5)			(1,086.1)
Cash and due from banks	3,520.0			3,683.1
Premises and equipment	2,001.0			1,957.4
Other assets	14,271.9			14,708.2
Noninterest earning trading assets	985.1			1,000.5
Unrealized gains on securities available for sale, net	2,305.3			1,965.4

Total assets	$181,506.4			$182,343.3

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$19,820.1	$115.9	2.37%	$18,441.1	$102.2	2.20%
Money market accounts	22,089.1	142.9	2.62	23,075.7	153.1	2.63
Savings	5,024.8	16.3	1.32	5,437.0	23.6	1.73
Consumer time	16,809.4	183.1	4.42	16,682.8	180.8	4.30
Other time	12,115.8	144.0	4.82	12,338.6	148.3	4.77

Total interest-bearing consumer and commercial deposits	75,859.2	602.2	3.22	75,975.2	608.0	3.18
Brokered deposits	18,888.5	250.8	5.31	18,102.0	243.1	5.25
Foreign deposits	7,825.6	102.9	5.26	8,022.2	107.6	5.25

Total interest-bearing deposits	102,573.3	955.9	3.78	102,099.4	958.7	3.73
Funds purchased	4,693.1	61.2	5.22	5,163.4	68.8	5.21
Securities sold under agreements to repurchase	6,768.0	79.5	4.70	7,148.8	86.3	4.72
Other short-term borrowings	1,758.4	26.0	6.00	1,913.3	29.7	6.17
Long-term debt	19,000.8	240.9	5.14	17,854.2	259.9	5.78

Total interest-bearing liabilities	134,793.6	1,363.5	4.10	134,179.1	1,403.4	4.15
Noninterest-bearing deposits	21,933.1			22,577.7
Other liabilities	7,059.3			7,431.0
Shareholders’ equity	17,720.4			18,155.5

Total liabilities and shareholders’ equity	$181,506.4			$182,343.3

Interest Rate Spread			2.39%			2.26%

Net Interest Income - FTE [1]		$1,188.3			$1,185.2

Net Interest Margin [2]			3.02%			2.94%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	September 30, 2006			June 30, 2006			March 31, 2006
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$33,875.7	$519.4	6.13%	$34,348.0	$515.1	6.00%	$31,489.6	$456.4	5.80%
Real estate construction	12,805.6	247.5	7.67	12,180.6	226.4	7.45	11,117.5	195.6	7.14
Real estate home equity lines	13,626.3	270.2	7.87	13,517.5	253.6	7.52	13,389.9	235.1	7.12
Real estate commercial	12,808.6	223.4	6.92	12,840.8	215.5	6.73	12,780.4	204.4	6.49
Commercial—FTE [1]	34,306.9	542.1	6.27	33,993.0	516.7	6.10	33,064.5	482.8	5.92
Business credit card	323.8	5.0	6.14	307.0	4.6	5.96	278.1	4.4	6.30
Consumer—direct	4,206.9	76.7	7.23	4,251.1	75.9	7.16	5,284.8	84.2	6.46
Consumer—indirect	8,339.1	121.5	5.78	8,385.8	117.0	5.60	8,553.0	115.2	5.46
Nonaccrual and restructured	449.1	4.4	3.87	320.7	3.1	3.88	304.5	4.1	5.52

Total loans	120,742.0	2,010.2	6.61	120,144.5	1,927.9	6.44	116,262.3	1,782.2	6.22
Securities available for sale:
Taxable	23,027.9	286.9	4.98	24,621.2	294.8	4.79	23,927.9	283.1	4.73
Tax-exempt—FTE [1]	968.7	14.1	5.84	933.6	13.7	5.85	916.5	13.4	5.85

Total securities available for sale—FTE [1]	23,996.6	301.0	5.02	25,554.8	308.5	4.83	24,844.4	296.5	4.77
Funds sold and securities purchased under agreements to resell	1,084.1	14.3	5.16	1,244.1	15.2	4.83	1,130.1	12.0	4.23
Loans held for sale	11,026.4	188.0	6.82	9,929.3	163.7	6.59	11,359.6	177.9	6.26
Interest-bearing deposits	25.8	0.3	5.04	27.0	0.3	4.73	293.6	2.4	3.34
Interest earning trading assets	2,039.8	34.2	6.64	1,989.1	28.7	5.78	1,853.0	28.1	6.16

Total earning assets	158,914.7	2,548.0	6.36	158,888.8	2,444.3	6.17	155,743.0	2,299.1	5.99
Allowance for loan and lease losses	(1,070.8)			(1,050.1)			(1,037.8)
Cash and due from banks	3,705.8			3,899.6			4,056.0
Premises and equipment	1,925.7			1,908.0			1,871.1
Other assets	14,702.0			14,660.1			14,402.6
Noninterest earning trading assets	948.8			909.7			970.6
Unrealized gains on securities
available for sale, net	1,374.6			1,528.0			1,612.8

Total assets	$180,500.9			$180,744.1			$177,618.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits:
NOW accounts	$16,596.2	$78.1	1.87%	$16,811.2	$67.0	1.60%	$17,000.0	$60.5	1.44%
Money market accounts	24,267.0	171.4	2.80	25,091.3	163.4	2.61	25,628.4	146.6	2.32
Savings	5,591.2	24.1	1.71	5,161.0	16.2	1.26	5,291.2	15.0	1.15
Consumer time	16,402.5	169.8	4.11	15,471.7	146.7	3.80	13,894.6	117.3	3.42
Other time	11,852.2	138.1	4.62	10,779.1	114.8	4.27	9,579.6	91.7	3.88

Total interest-bearing consumer and commercial deposits	74,709.1	581.5	3.09	73,314.3	508.1	2.78	71,393.8	431.1	2.45
Brokered deposits	18,420.7	246.1	5.23	17,692.0	218.6	4.89	15,447.9	172.7	4.47
Foreign deposits	9,537.6	128.5	5.27	9,502.3	117.5	4.89	9,203.8	101.8	4.42

Total interest-bearing deposits	102,667.4	956.1	3.69	100,508.6	844.2	3.37	96,045.5	705.6	2.98
Funds purchased	4,206.7	56.2	5.23	4,402.3	54.2	4.87	3,974.9	43.8	4.40
Securities sold under agreements to repurchase	7,146.3	86.0	4.71	7,184.1	79.4	4.37	6,865.1	68.4	3.99
Other short-term borrowings	1,001.3	16.9	6.70	1,252.4	18.0	5.78	1,866.6	25.2	5.47
Long-term debt	17,735.2	258.9	5.79	18,438.0	258.5	5.62	20,413.0	256.7	5.10

Total interest-bearing liabilities	132,756.9	1,374.1	4.11	131,785.4	1,254.3	3.82	129,165.1	1,099.7	3.45
Noninterest-bearing deposits	22,933.4			23,858.0			23,898.6
Other liabilities	7,148.8			7,796.4			7,502.8
Shareholders' equity	17,661.8			17,304.4			17,051.8

Total liabilities and shareholders' equity	$180,500.9			$180,744.1			$177,618.3

Interest Rate Spread			2.25%			2.35%			2.54%

Net Interest Income—FTE [1]		$1,173.9			$1,190.0			$1,199.4

Net Interest Margin [2]			2.93%			3.00%			3.12%

1	The fully taxable-equivalent ("FTE") basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
2	The net interest margin is calculated by dividing annualized net interest income—FTE by average total earning assets.

9

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

	Three Months Ended
	March 31		% Change[1]
	2007	2006
CREDIT DATA
Allowance for loan and lease losses - beginning	$1,044,521	$1,028,128	1.6%
Provision for loan losses	56,441	33,403	69.0
Allowance associated with loans at fair value[2]	(4,100)	—	(100.0)
Charge-offs
Commercial	(22,280)	(13,453)	65.6
Real estate:
Home equity lines	(15,872)	(5,784)	NM
Construction	(598)	(128)	NM
Residential mortgages	(14,293)	(6,304)	NM
Commercial real estate	(287)	(961)	(70.1)
Consumer:
Direct	(5,856)	(6,134)	(4.5)
Indirect	(25,761)	(21,502)	19.8

Total charge-offs	(84,947)	(54,266)	56.5

Recoveries
Commercial	5,771	7,083	(18.5)
Real estate:
Home equity lines	1,183	1,950	(39.3)
Construction	119	54	NM
Residential mortgages	1,413	2,269	(37.7)
Commercial real estate	41	3,394	(98.8)
Consumer:
Direct	2,453	3,594	(31.7)
Indirect	11,044	13,638	(19.0)

Total recoveries	22,024	31,982	(31.1)

Net charge-offs	(62,923)	(22,284)	NM

Allowance for loan and lease losses - ending	$1,033,939	$1,039,247	(0.5)

Net charge-offs to average loans (annualized)
Commercial	0.19%	0.08%	NM %
Real estate:
Home equity lines	0.43	0.12	NM
Construction	0.01	—	100.0
Residential mortgages	0.15	0.05	NM
Commercial real estate	0.01	(0.08)	NM
Consumer:
Direct	0.33	0.19	67.8
Indirect	0.73	0.37	97.1
Total net charge-offs to total average loans	0.21	0.08	NM

Period Ended
Nonaccrual loans
Commercial	$118,737	$52,911	NM %
Real estate:
Construction	54,885	28,130	95.1
Residential mortgages	401,095	115,800	NM
Commercial real estate	47,463	45,626	4.0
Consumer loans	15,141	20,327	(25.5)

Total nonaccrual loans	637,321	262,794	NM
Restructured loans	27,772	26,949	3.1

Total nonperforming loans	665,093	289,743	NM
Other real estate owned (OREO)	74,645	38,920	91.8
Other repossessed assets	6,202	5,652	9.7

Total nonperforming assets	$745,940	$334,315	NM

Total accruing loans past due 90 days or more	$369,940	$399,462	(7.4)%

Total nonperforming loans to total loans	0.57%	0.25%	NM %
Total nonperforming assets to total loans plus OREO and other repossessed assets	0.64	0.28	NM
Allowance to period-end loans	0.88	0.88	—
Allowance to nonperforming loans	155.5	358.7	(56.7)

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[2]	Amount removed from the allowance for loan losses related to the Company’s election to record $4.1 billion of residential mortgages at fair value.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

	Three Months Ended
	March 31 2007	December 31 2006	% Change [1]	September 30 2006	June 30 2006	March 31 2006
CREDIT DATA
Allowance for loan and lease losses - beginning	$1,044,521	$1,087,316	(3.9)%	$1,061,862	$1,039,247	$1,028,128
Provision for loan losses	56,441	115,806	(51.3)	61,568	51,759	33,403
Allowance associated with loans at fair value[2]	(4,100)	—	(100.0)	—	—	—
Charge-offs
Commercial	(22,280)	(127,831)	(82.6)	(23,062)	(19,155)	(13,453)
Real estate:
Home equity lines	(15,872)	(11,038)	43.8	(6,460)	(5,534)	(5,784)
Construction	(598)	(1,230)	(51.4)	(814)	(109)	(128)
Residential mortgages	(14,293)	(7,806)	83.1	(9,113)	(6,373)	(6,304)
Commercial real estate	(287)	(4,256)	(93.3)	(487)	(2,346)	(961)
Consumer:
Direct	(5,856)	(5,924)	(1.1)	(4,544)	(5,408)	(6,134)
Indirect	(25,761)	(25,450)	1.2	(18,639)	(16,724)	(21,502)

Total charge-offs	(84,947)	(183,535)	(53.7)	(63,119)	(55,649)	(54,266)

Recoveries
Commercial	5,771	6,657	(13.3)	9,636	6,595	7,083
Real estate:
Home equity lines	1,183	1,529	(22.6)	1,618	1,743	1,950
Construction	119	755	(84.2)	520	711	54
Residential mortgages	1,413	1,686	(16.2)	1,831	2,123	2,269
Commercial real estate	41	1,748	(97.7)	475	595	3,394
Consumer:
Direct	2,453	2,805	(12.5)	2,713	3,014	3,594
Indirect	11,044	9,754	13.2	10,212	11,724	13,638

Total recoveries	22,024	24,934	(11.7)	27,005	26,505	31,982

Net charge-offs	(62,923)	(158,601)	(60.3)	(36,114)	(29,144)	(22,284)

Allowance for loan and lease losses - ending	$1,033,939	$1,044,521	(1.0)	$1,087,316	$1,061,862	$1,039,247

Net charge-offs to average loans (annualized)
Commercial	0.19%	1.39%	(86.1)%	0.15%	0.15%	0.08%
Real estate:
Home equity lines	0.43	0.27	60.6	0.14	0.11	0.12
Construction	0.01	0.01	—	0.01	(0.02)	—
Residential mortgages	0.15	0.07	NM	0.08	0.05	0.05
Commercial real estate	0.01	0.08	(90.3)	—	0.05	(0.08)
Consumer:
Direct	0.33	0.30	9.0	0.17	0.23	0.19
Indirect	0.73	0.75	(2.8)	0.40	0.24	0.37
Total net charge-offs to total average loans	0.21%	0.52%	(59.6)%	0.12%	0.10%	0.08%

Period Ended
Nonaccrual loans
Commercial	$118,737	$106,769	11.2%	$263,684	$69,184	$52,911
Real estate:
Construction	54,885	38,646	42.0	26,508	21,743	28,130
Residential mortgages	401,095	286,676	39.9	189,218	136,101	115,800
Commercial real estate	47,463	55,365	(14.3)	54,394	53,081	45,626
Consumer loans	15,141	16,302	(7.1)	22,685	18,861	20,327

Total nonaccrual loans	637,321	503,758	26.5	556,489	298,970	262,794
Restructured loans	27,772	27,993	(0.8)	28,934	28,292	26,949

Total nonperforming loans	665,093	531,751	25.1	585,423	327,262	289,743
Other real estate owned (OREO)	74,645	55,460	34.6	41,690	35,576	38,920
Other repossessed assets	6,202	6,617	(6.3)	6,670	6,953	5,652

Total nonperforming assets	$745,940	$593,828	25.6	$633,783	$369,791	$334,315

Total accruing loans past due 90 days or more	$369,940	$351,515	5.2%	$301,878	$284,938	$399,462

Total nonperforming loans to total loans	0.57%	0.44%	29.5%	0.48%	0.27%	0.25%
Total nonperforming assets to total loans plus
OREO and other repossessed assets	0.64	0.49	30.6	0.52	0.31	0.28
Allowance to period-end loans	0.88	0.86	2.3	0.90	0.88	0.88
Allowance to nonperforming loans	155.5	196.4	(20.9)	185.7	324.5	358.7

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[2]	Amount removed from the allowance for loan losses related to the Company’s election to record $4.1 billion of residential mortgages at fair value.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA (continued)

(Dollars and shares in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31
	Core Deposit Intangible	Mortgage Servicing Rights	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$324,743	$657,604	$140,620	$1,122,967
Amortization	(22,545)	(43,984)	(4,700)	(71,229)
Servicing rights originated	—	127,209	—	127,209
Community Bank of Florida branch acquisition	1,085	—	—	1,085
Reclass investment to trading assets	—	—	(1,050)	(1,050)
Purchase of AMA, LLC minority shares	—	—	4,473	4,473
Sale/securitization of mortgage servicing rights	—	(59,992)	—	(59,992)

Balance, March 31, 2006	$303,283	$680,837	$139,343	$1,123,463

Balance, beginning of period	$241,614	$810,509	$129,861	$1,181,984
Amortization	(18,785)	(41,359)	(4,758)	(64,902)
Servicing rights originated	—	152,105	—	152,105
Purchase of AMA, LLC minority shares	—	—	128	128
Intangible assets obtained upon merger of Lighthouse Partners, net[1]	—	—	24,142	24,142

Balance, March 31, 2007	$222,829	$921,255	$149,373	$1,293,457

	Three Months Ended
	March 31 2007	December 31 2006	September 30 2006	June 30 2006
COMMON SHARE ROLLFORWARD
Beginning balance	354,903	363,868	364,129	363,339
Common shares issued/exchanged for employee benefit plans, stock option, performance and restricted stock activity	2,218	961	1,379	790
Acquisition of treasury stock	(616)	(9,926)	(1,640)	—

Ending balance	356,505	354,903	363,868	364,129

COMMON STOCK REPURCHASE ACTIVITY
Number of common shares repurchased [2]	653	9,962	1,660	29
Average price per share of repurchased common shares	$82.83	$77.76	$76.69	$75.73
Total cost to acquire treasury shares	$—	$870,669	$125,752	$—
Maximum number of common shares that may yet be purchased under plans or programs [3]	8,360	8,360	8,360	10,000

[1]

During the first quarter of 2007 SunTrust merged its wholly-owned subsidiary, Lighthouse Partners, into Lighthouse Investment Partners, LLC in exchange for a minority interest in Lighthouse Investment Partners, LLC and a revenue-sharing agreement. This transaction resulted in a $7.9 million decrease in existing intangible assets and a new intangible asset of $32.0 million as of March 31, 2007.

[2]

This figure includes shares repurchased pursuant to SunTrust’s employee stock option plans, pursuant to which participants may pay the exercise price upon exercise of SunTrust stock options by surrendering shares of SunTrust common stock which the participant already owns.

[3]

The 8,360,000 does not include a Board authorization in August 2006 to purchase a maximum of $1 billion or 13,333,334 shares of the Company’s common stock, of which authority the Company has repurchased 10,542,103 shares.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE

(Dollars in thousands) (Unaudited)

	Three Months Ended
	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE
Net income	$521,296	$506,354	$535,588	$544,002	$531,527
Securities (gains)/losses, net of tax	(12)	(21,934)	56,926	(3,632)	(64)

Net income excluding net securities gains and losses	521,284	484,420	592,514	540,370	531,463
The Coca-Cola Company dividend, net of tax	(14,580)	(13,316)	(13,317)	(13,316)	(13,317)

Net income excluding net securities (gains)/losses and The Coca-Cola Company dividend	506,704	471,104	579,197	527,054	518,146
Preferred dividends	7,363	7,729	—	—	—

Net income available to common shareholders excluding net securities (gains)/losses and The Coca-Cola Company dividend	$499,341	$463,375	$579,197	$527,054	$518,146

Total average assets	$181,506,369	$182,343,274	$180,500,921	$180,744,146	$177,618,283
Average net unrealized securities gains	(2,305,306)	(1,965,367)	(1,374,648)	(1,528,041)	(1,612,808)

Average assets less net unrealized securities gains	$179,201,063	$180,377,907	$179,126,273	$179,216,105	$176,005,475

Total average common shareholders’ equity	$17,220,384	$17,655,469	$17,558,581	$17,304,451	$17,051,805
Average accumulated other comprehensive income	(1,074,497)	(1,202,004)	(821,317)	(915,885)	(963,683)

Total average realized common shareholders’ equity	$16,145,887	$16,453,465	$16,737,264	$16,388,566	$16,088,122

Return on average total assets	1.16%	1.10%	1.18%	1.21%	1.21%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company dividend	(0.01)	(0.06)	0.10	(0.03)	(0.02)

Return on average total assets less net unrealized securities gains [1]	1.15%	1.04%	1.28%	1.18%	1.19%

Return on average common shareholders’ equity	12.10%	11.20%	12.10%	12.61%	12.64%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company dividend	0.44	(0.03)	1.63	0.29	0.42

Return on average realized common shareholders’ equity [2]	12.54%	11.17%	13.73%	12.90%	13.06%

Efficiency ratio [3]	59.79%	59.67%	59.30%	58.78%	59.80%
Impact of excluding amortization of intangible assets	(1.14)	(1.18)	(1.27)	(1.25)	(1.33)

Tangible efficiency ratio [4]	58.65%	58.49%	58.03%	57.53%	58.47%

Total shareholders’ equity	$17,968,538	$17,813,606	$18,589,307	$17,423,920	$17,157,448
Goodwill	(6,896,723)	(6,889,860)	(6,903,001)	(6,900,222)	(6,897,105)
Other intangible assets including mortgage servicing rights (“MSRs”)	(1,293,457)	(1,181,984)	(1,120,102)	(1,141,346)	(1,123,463)
Mortgage servicing rights	921,255	810,510	724,323	720,374	680,837

Tangible equity	$10,699,613	$10,552,272	$11,290,527	$10,102,726	$9,817,717

Total assets	$186,384,841	$182,161,609	$183,104,553	$181,143,444	$178,876,476
Goodwill	(6,896,723)	(6,889,860)	(6,903,001)	(6,900,222)	(6,897,105)
Other intangible assets including MSRs	(1,293,457)	(1,181,984)	(1,120,102)	(1,141,346)	(1,123,463)
Mortgage servicing rights	921,255	810,510	724,323	720,374	680,837

Tangible assets	$179,115,916	$174,900,275	$175,805,773	$173,822,250	$171,536,745

Tangible equity to tangible assets [5]	5.97%	6.03%	6.42%	5.81%	5.72%
Net interest income	$1,164,559	$1,161,289	$1,151,392	$1,168,743	$1,179,041
Taxable-equivalent adjustment	23,713	23,877	22,468	21,283	20,338

Net interest income - FTE	1,188,272	1,185,166	1,173,860	1,190,026	1,199,379
Noninterest income	878,906	882,566	858,931	875,369	851,506

Total revenue - FTE	$2,067,178	$2,067,732	$2,032,791	$2,065,395	$2,050,885

[1]

SunTrust presents a return on average assets less net unrealized gains on securities. The foregoing numbers primarily reflect adjustments to remove the effects of the Company’s securities portfolio which includes the ownership by the Company of 48.2 million shares of The Coca-Cola Company. The Company uses this information internally to gauge its actual performance in the industry. The Company believes that the return on average assets less the net unrealized securities gains is more indicative of the Company’s return on assets because it more accurately reflects the return on the assets that are related to the Company’s core businesses which are primarily customer relationship and customer transaction driven. The return on average assets less net unrealized gains on securities is computed by dividing annualized net income, excluding securities gains/losses and The Coca-Cola Company dividend, by average assets less net unrealized securities gains.

[2]

The Company believes that the return on average realized common shareholders’ equity is more indicative of the Company’s return on equity because the excluded equity relates primarily to the long term holding of a specific security. The return on average realized common shareholders’ equity is computed by dividing annualized net income available to common shareholders, excluding securities gains/losses and The Coca-Cola Company dividend, by average realized common shareholders’ equity.

[3]

Computed by dividing noninterest expense by total revenue - FTE. The efficiency ratios are presented on an FTE basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[4]

SunTrust presents a tangible efficiency ratio which excludes the cost of intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible asset costs (the level of which may vary from company to company) it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

[5]

SunTrust presents a tangible equity to tangible assets ratio that excludes the impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company) it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.

SunTrust Banks, Inc. and Subsidiaries

QUARTER-TO-QUARTER COMPARISON - ACTUAL

APPENDIX B TO THE EARNINGS RELEASE

(Dollars in thousands) (Unaudited)

	Three Months Ended
	March 31	December 31	Increase/(Decrease)		Sequential Annualized[2]	March 31	March 31	Increase/(Decrease)
	2007	2006	Amount	%	%	2007	2006	Amount	%
STATEMENTS OF INCOME
NET INTEREST INCOME	$1,164,559	$1,161,289	$3,270	0.3%	1.1%	$1,164,559	$1,179,041	($14,482)	(1.2)%
Provision for loan losses	56,441	115,806	(59,365)	(51.3)	NM	56,441	33,403	23,038	69.0

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,108,118	1,045,483	62,635	6.0	24.0	1,108,118	1,145,638	(37,520)	(3.3)

NONINTEREST INCOME
Service charges on deposit accounts	189,035	191,628	(2,593)	(1.4)	(5.4)	189,035	186,185	2,850	1.5
Trust and investment management income	174,318	169,248	5,070	3.0	12.0	174,318	168,089	6,229	3.7
Retail investment services	63,543	65,000	(1,457)	(2.2)	(9.0)	63,543	54,989	8,554	15.6
Other charges and fees	118,137	122,386	(4,249)	(3.5)	(13.9)	118,137	112,382	5,755	5.1
Investment banking income	50,157	71,211	(21,054)	(29.6)	NM	50,157	51,815	(1,658)	(3.2)
Trading account profits and commissions	90,201	9,586	80,615	NM	NM	90,201	36,875	53,326	NM
Card fees	64,195	64,187	8	—	—	64,195	56,603	7,592	13.4
Mortgage production related income	(8,655)	47,476	(56,131)	NM	NM	(8,655)	63,037	(71,692)	NM
Mortgage servicing related income	35,403	8,994	26,409	NM	NM	35,403	44,710	(9,307)	(20.8)
Net gain on sale upon merger of Lighthouse Partners	32,340	—	32,340	100.0	NM	32,340	—	32,340	100.0
Other noninterest income	70,212	97,473	(27,261)	(28.0)	NM	70,212	76,717	(6,505)	(8.5)
Net securities gains/(losses)	20	35,377	(35,357)	(99.9)	NM	20	104	(84)	(80.8)

Total noninterest income	878,906	882,566	(3,660)	(0.4)	(1.7)	878,906	851,506	27,400	3.2

NONINTEREST EXPENSE
Employee compensation and benefits	699,000	657,093	41,907	6.4	25.5	699,000	704,965	(5,965)	(0.8)
Net occupancy expense	86,257	85,846	411	0.5	1.9	86,257	81,044	5,213	6.4
Outside processing and software	99,676	101,538	(1,862)	(1.8)	(7.3)	99,676	94,892	4,784	5.0
Equipment expense	49,409	49,234	175	0.4	1.4	49,409	49,448	(39)	(0.1)
Marketing and customer development	45,705	45,249	456	1.0	4.0	45,705	42,646	3,059	7.2
Amortization of intangible assets	23,542	24,304	(762)	(3.1)	(12.5)	23,542	27,245	(3,703)	(13.6)
Loss on extinguishment of debt	—	11,665	(11,665)	(100.0)	NM	—	—	—	—
Other noninterest expense	232,408	258,848	(26,440)	(10.2)	(40.9)	232,408	226,251	6,157	2.7

Total noninterest expense	1,235,997	1,233,777	2,220	0.2	0.7	1,235,997	1,226,491	9,506	0.8

INCOME BEFORE INCOME TAXES	751,027	694,272	56,755	8.2	32.7	751,027	770,653	(19,626)	(2.5)
Provision for income taxes	229,731	187,918	41,813	22.3	89.0	229,731	239,126	(9,395)	(3.9)

NET INCOME	521,296	506,354	14,942	3.0	11.8	521,296	531,527	(10,231)	(1.9)
Preferred dividends	7,363	7,729	(366)	(4.7)	(18.9)	7,363	—	7,363	100.0

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$513,933	$498,625	$15,308	3.1	12.3	$513,933	$531,527	($17,594)	(3.3)

REVENUE
Net interest income	$1,164,559	$1,161,289	$3,270	0.3%	1.1%	$1,164,559	$1,179,041	($14,482)	(1.2)%
Taxable-equivalent adjustment	23,713	23,877	(164)	(0.7)	(2.7)	23,713	20,338	3,375	16.6

Net interest income - FTE	1,188,272	1,185,166	3,106	0.3	1.0	1,188,272	1,199,379	(11,107)	(0.9)
Noninterest income	878,906	882,566	(3,660)	(0.4)	(1.7)	878,906	851,506	27,400	3.2

Total revenue - FTE	$2,067,178	$2,067,732	$(554)	—	—	$2,067,178	$2,050,885	$16,293	0.8

SELECTED AVERAGE BALANCES (Dollars in millions)

Average loans
Commercial	$34,033	$33,965	$68	0.2%	0.8%	$34,033	$33,065	$968	2.9%
Real estate home equity lines	13,738	13,723	15	0.1	0.4	13,738	13,390	348	2.6
Real estate construction	13,430	13,204	226	1.7	6.9	13,430	11,118	2,312	20.8
Real estate 1-4 family	34,089	34,345	(256)	(0.7)	(3.0)	34,089	31,490	2,599	8.3
Real estate commercial	12,831	12,785	46	0.4	1.4	12,831	12,780	51	0.4
Credit card	370	352	18	5.1	20.6	370	278	92	33.2
Consumer - direct	4,220	4,116	104	2.5	10.1	4,220	5,285	(1,065)	(20.2)
Consumer - indirect	8,166	8,232	(66)	(0.8)	(3.2)	8,166	8,553	(387)	(4.5)
Nonaccrual and restructured	638	642	(4)	(0.6)	(2.2)	638	304	334	NM

Total loans	$121,515	$121,364	$151	0.1%	0.5%	$121,515	$116,263	$5,252	4.5%

Average deposits
Noninterest bearing deposits	$21,933	$22,578	$(645)	(2.9)%	(11.4)%	$21,933	$23,899	($1,966)	(8.2)%
NOW accounts	19,820	18,441	1,379	7.5	29.9	19,820	17,000	2,820	16.6
Money market accounts	22,089	23,076	(987)	(4.3)	(17.1)	22,089	25,628	(3,539)	(13.8)
Savings	5,025	5,437	(412)	(7.6)	(30.3)	5,025	5,291	(266)	(5.0)
Consumer and other time	28,925	29,021	(96)	(0.3)	(1.3)	28,925	23,474	5,451	23.2

Total consumer and commercial deposits	97,792	98,553	(761)	(0.8)	(3.1)	97,792	95,292	2,500	2.6
Brokered and foreign deposits	26,714	26,124	590	2.3	9.0	26,714	24,652	2,062	8.4

Total deposits	$124,506	$124,677	($171)	(0.1)%	(0.5)%	$124,506	$119,944	$4,562	3.8%

SELECTED CREDIT DATA
Nonaccrual loans	$637,321	$503,758	$133,563	26.5%	NM %	$637,321	$262,794	$374,527	NM %
Restructured loans	27,772	27,993	(221)	(0.8)	(3.2)	27,772	26,949	823	3.1

Total nonperforming loans	665,093	531,751	133,342	25.1	NM	665,093	289,743	375,350	NM
Other real estate owned (OREO)	74,645	55,460	19,185	34.6	NM	74,645	38,920	35,725	91.8
Other repossessed assets	6,202	6,617	(415)	(6.3)	(25.1)	6,202	5,652	550	9.7

Total nonperforming assets	$745,940	$593,828	$152,112	25.6%	NM %	$745,940	$334,315	$411,625	NM %

Allowance for loan and lease losses	$1,033,939	$1,044,521	$(10,582)	(1.0)%	(4.1)%	$1,033,939	$1,039,247	($5,308)	(0.5)%

[1]

SunTrust presents selected financial data on a basis that excludes net securities gains/(losses). The Company believes the exclusion of net securities gains/(losses) is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven. The Company further excludes the net gain on the sale upon merger of Lighthouse Partners because it provides better comparability and is more indicative of normalized operations.

[2]

Multiply percentage change by 4 to calculate sequential annualized change. Any sequential annualized change over 100 percent is labeled as “NM”. Those changes over 100 percent were not considered to be meaningful.

PRELIMINARY DATA

Retail Line of Business

(Dollars in thousands) (Unaudited)	Three Months Ended
	March 31 2007	March 31 2006	% Change
Statement of Income

Net interest income	$576,261	$575,432	0.1%
FTE adjustment	36	22	63.6

Net interest income - FTE	576,297	575,454	0.1
Provision for loan losses[1]	44,986	19,718	NM

Net interest income after provision for loan losses - FTE	531,311	555,736	(4.4)

Noninterest income before securities gains/(losses)	258,959	257,513	0.6
Securities gains/(losses), net	3	—	100.0

Total noninterest income	258,962	257,513	0.6

Noninterest expense before amortization of intangible assets	517,831	515,801	0.4
Amortization of intangible assets	18,773	22,532	(16.7)

Total noninterest expense	536,604	538,333	(0.3)

Income before provision for income taxes	253,669	274,916	(7.7)
Provision for income taxes	92,318	100,520	(8.2)
FTE adjustment	36	22	63.6

Net income	$161,315	$174,374	(7.5)

Total revenue - FTE	$835,259	$832,967	0.3

Average Balance Sheet

Total loans	$31,238,384	$31,246,039	—%
Goodwill	4,892,292	4,872,412	0.4
Other intangible assets excluding MSR’s	230,492	313,284	(26.4)
Total assets	37,682,682	38,495,669	(2.1)
Total deposits	69,289,415	67,216,268	3.1

Shareholders’ equity is not allocated at this time[2]

Performance Ratios

Efficiency ratio	64.24%	64.63%
Impact of excluding cost of intangible assets	(6.07)	(6.58)

Tangible efficiency ratio	58.17%	58.05%

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]

Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

PRELIMINARY DATA

Commercial Line of Business

(Dollars in thousands) (Unaudited)	Three Months Ended
	March 31 2007	March 31 2006	% Change
Statement of Income

Net interest income	$219,073	$226,540	(3.3)%
FTE adjustment	9,828	10,073	(2.4)

Net interest income - FTE	228,901	236,613	(3.3)
Provision for loan losses[1]	2,945	(1,097)	NM

Net interest income after provision for loan losses - FTE	225,956	237,710	(4.9)

Noninterest income before securities gains/(losses)	70,611	70,664	(0.1)
Securities gains/(losses), net	—	—	—

Total noninterest income	70,611	70,664	(0.1)

Noninterest expense before amortization of intangible assets	169,699	172,186	(1.4)
Amortization of intangible assets	—	—	—

Total noninterest expense	169,699	172,186	(1.4)

Income before provision for income taxes	126,868	136,188	(6.8)
Provision for income taxes	18,882	23,106	(18.3)
FTE adjustment	9,828	10,073	(2.4)

Net income	$98,158	$103,009	(4.7)

Total revenue - FTE	$299,512	$307,277	(2.5)

Average Balance Sheet

Total loans	$32,852,057	$31,611,174	3.9%
Goodwill	1,262,176	1,261,365	0.1
Other intangible assets excluding MSR’s	—	—	—
Total assets	35,335,127	34,050,022	3.8
Total deposits	14,238,619	13,719,357	3.8

Shareholders’ equity is not allocated at this time[2]

Performance Ratios

Efficiency ratio	56.66%	56.04%
Impact of excluding cost of intangible assets	(2.45)	(2.36)

Tangible efficiency ratio	54.21%	53.68%

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]

Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

PRELIMINARY DATA

Corporate and Investment Banking Line of Business

(Dollars in thousands) (Unaudited)	Three Months Ended
	March 31 2007	March 31 2006	% Change
Statement of Income
Net interest income	$42,223	$60,781	(30.5)%
FTE adjustment	9,650	6,498	48.5

Net interest income - FTE	51,873	67,279	(22.9)
Provision for loan losses[1]	2,263	(395)	NM

Net interest income after provision for loan losses - FTE	49,610	67,674	(26.7)

Noninterest income before securities gains/(losses)	145,367	156,094	(6.9)
Securities gains/(losses), net	—	—	—

Total noninterest income	145,367	156,094	(6.9)

Noninterest expense before amortization of intangible assets	126,038	130,973	(3.8)
Amortization of intangible assets	122	122	—

Total noninterest expense	126,160	131,095	(3.8)

Income before provision for income taxes	68,817	92,673	(25.7)
Provision for income taxes	15,799	27,878	(43.3)
FTE adjustment	9,650	6,498	48.5

Net income	$43,368	$58,297	(25.6)

Total revenue - FTE	$197,240	$223,373	(11.7)

Average Balance Sheet

Total loans	$16,275,494	$15,997,348	1.7%
Goodwill	147,470	147,472	—
Other intangible assets excluding MSR’s	1,285	2,807	(54.2)
Total assets	23,900,418	23,246,273	2.8
Total deposits	2,800,023	3,679,261	(23.9)

Shareholders’ equity is not allocated at this time[2]

Performance Ratios

Efficiency ratio	63.96%	58.69%
Impact of excluding cost of intangible assets	(0.57)	(0.48)
Tangible efficiency ratio	63.39%	58.21%

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]

Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

PRELIMINARY DATA

Mortgage Line of Business

(Dollars in thousands) (Unaudited)	Three Months Ended
	March 31 2007	March 31 2006	% Change
Statement of Income

Net interest income	$130,679	$148,836	(12.2)%
FTE adjustment	—	—	—

Net interest income - FTE	130,679	148,836	(12.2)
Provision for loan losses [1]	10,209	2,872	NM

Net interest income after provision for loan losses - FTE	120,470	145,964	(17.5)

Noninterest income before securities gains/(losses)	38,481	120,346	(68.0)
Securities gains/(losses), net	—	—	—

Total noninterest income	38,481	120,346	(68.0)

Noninterest expense before amortization of intangible assets	151,822	145,139	4.6
Amortization of intangible assets	763	763	—

Total noninterest expense	152,585	145,902	4.6

Income before provision for income taxes	6,366	120,408	(94.7)
Provision for income taxes	(1,101)	42,772	NM
FTE adjustment	—	—	—

Net income	$7,467	$77,636	(90.4)

Total revenue - FTE	$169,160	$269,182	(37.2)

Average Balance Sheet

Total loans	$32,380,987	$28,930,703	11.9%
Goodwill	275,982	250,183	10.3
Other intangible assets excluding MSR’s	4,304	7,327	(41.3)
Total assets	44,266,820	39,573,175	11.9
Total deposits	1,792,004	1,443,948	24.1

Shareholders’ equity is not allocated at this time[2]

Performance Ratios
Efficiency ratio	90.20%	54.20%
Impact of excluding cost of intangible assets	(2.02)	(0.83)

Tangible efficiency ratio	88.18%	53.37%

Other Information

Production Data
Channel mix
Retail	$5,919,652	$5,175,394	14.4%
Wholesale	5,572,112	4,237,607	31.5
Correspondent	3,334,590	2,138,252	55.9

Total production	$14,826,354	$11,551,253	28.4

Channel mix - percent
Retail	40%	45%
Wholesale	38	37
Correspondent	22	18

Total production	100%	100%

Purchase and refinance mix
Refinance	$7,566,542	$4,337,206	74.5
Purchase	7,259,812	7,214,047	0.6
Total production	$14,826,354	$11,551,253	28.4
Purchase and refinance mix - percent
Refinance	51%	38%
Purchase	49	62

Total production	100%	100%

Applications	$24,498,985	$20,197,683	21.3

Mortgage Servicing Data (End of Period)
Total loans serviced	$138,620,903	$112,154,508	23.6%
Total loans serviced for others	101,017,554	75,864,215	33.2
Net carrying value of MSRs	921,255	680,714	35.3
Ratio of net carrying value of MSRs to total loans serviced for others	0.912%	0.897%

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]

Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

PRELIMINARY DATA

Wealth and Investment Management Line of Business

(Dollars in thousands) (Unaudited)	Three Months Ended
	March 31 2007	March 31 2006	% Change
Statement of Income

Net interest income	$89,074	$89,963	(1.0)%
FTE adjustment	16	16	—

Net interest income - FTE	89,090	89,979	(1.0)
Provision for loan losses[1]	1,059	192	NM

Net interest income after provision for loan losses - FTE	88,031	89,787	(2.0)

Noninterest income before securities gains/(losses)	284,555	238,349	19.4
Securities gains/(losses), net	(56)	(37)	51.4

Total noninterest income	284,499	238,312	19.4

Noninterest expense before amortization of intangible assets	262,687	249,815	5.2
Amortization of intangible assets	3,663	3,605	1.6

Total noninterest expense	266,350	253,420	5.1

Income before provision for income taxes	106,180	74,679	42.2
Provision for income taxes	38,771	27,646	40.2
FTE adjustment	16	16	—

Net income	$67,393	$47,017	43.3

Total revenue - FTE	$373,589	$328,291	13.8

Average Balance Sheet

Total loans	$8,196,226	$8,149,062	0.6%
Goodwill	324,577	297,993	8.9
Other intangible assets excluding MSR’s	117,377	122,415	(4.1)
Total assets	9,064,485	8,895,037	1.9
Total deposits	9,784,131	9,159,234	6.8

Shareholders’ equity is not allocated at this time[2]

Performance Ratios

Efficiency ratio	71.29%	77.19%
Impact of excluding cost of intangible assets	(1.86)	(2.12)

Tangible efficiency ratio	69.43%	75.07%

Other Information (End of Period)

Assets under adminstration
Managed (discretionary) assets	$137,163,001	$137,617,064	(0.3)%
Non-managed assets	58,587,002	48,789,959	20.1

Total assets under administration	195,750,003	186,407,023	5.0

Brokerage assets	40,568,938	34,986,446	16.0
Corporate trust assets	8,053,617	28,014,513	(71.3)

Total assets under advisement	$244,372,558	$249,407,982	(2.0)

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]

Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

PRELIMINARY DATA

Corporate Other and Treasury

(Dollars in thousands) (Unaudited)	Three Months Ended
	March 31 2007	March 31 2006	% Change

Statement of Income
Net interest income	$107,249	$77,489	38.4%
FTE adjustment	4,183	3,729	12.2

Net interest income - FTE	111,432	81,218	37.2
Provision for loan losses[1]	(5,021)	12,113	NM

Net interest income after provision for loan losses - FTE	116,453	69,105	68.5

Noninterest income before securities gains/(losses)	80,913	8,436	NM
Securities gains/(losses), net	73	141	(48.2)

Total noninterest income	80,986	8,577	NM

Noninterest expense before amortization of intangible assets	(15,622)	(14,668)	6.5
Amortization of intangible assets	221	223	(0.9)

Total noninterest expense	(15,401)	(14,445)	6.6

Income before provision for income taxes	212,840	92,127	NM
Provision for income taxes	65,062	17,204	NM
FTE adjustment	4,183	3,729	12.2

Net income	$143,595	$71,194	NM

Total revenue - FTE	$192,418	$89,795	NM

Average Balance Sheet

Total loans	$571,747	$327,923	74.4%
Securities available for sale	7,312,876	24,514,006	NM
Goodwill	8,253	8,582	(3.8)
Other intangible assets excluding MSR’s	5,190	6,068	(14.5)
Total assets	31,256,837	33,358,107	(6.3)
Total deposits (mainly brokered and foreign)	26,602,180	24,726,083	7.6

Other Information

Duration of investment portfolio	3.4%	3.0%

[1]	Provision for loan losses represents difference between net charge-offs for the lines of business and consolidated provision for loan losses.
[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[3]

SunTrust presents total revenue and net income excluding realized securities gains/losses. The Company believes total revenue and net income without the securities gains/losses is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven.

Consolidated - Segment Totals

(Dollars in thousands) (Unaudited)	Three Months Ended
	March 31 2007	March 31 2006	% Change
Statement of Income

Net interest income	$1,164,559	$1,179,041	(1.2)%
FTE adjustment	23,713	20,338	16.6

Net interest income - FTE	1,188,272	1,199,379	(0.9)
Provision for loan losses	56,441	33,403	69.0

Net interest income after provision for loan losses - FTE	1,131,831	1,165,976	(2.9)

Noninterest income before securities gains/(losses)	878,886	851,402	3.2
Securities gains/(losses), net	20	104	(80.8)

Total noninterest income	878,906	851,506	3.2

Noninterest expense before amortization of intangible assets	1,212,455	1,199,246	1.1
Amortization of intangible assets	23,542	27,245	(13.6)

Total noninterest expense	1,235,997	1,226,491	0.8

Income before provision for income taxes	774,740	790,991	(2.1)
Provision for income taxes	229,731	239,126	(3.9)
FTE adjustment	23,713	20,338	16.6

Net income	$521,296	$531,527	(1.9)

Total revenue - FTE	$2,067,178	$2,050,885	0.8

Average Balance Sheet

Total loans	$121,514,895	$116,262,249	4.5%
Goodwill	6,910,750	6,838,007	1.1
Other intangible assets excluding MSR’s	358,648	451,901	(20.6)
Total assets	181,506,369	177,618,283	2.2
Total deposits	124,506,372	119,944,151	3.8

Performance Ratios

Efficiency ratio	59.79%	59.80%
Impact of excluding cost of intangible assets	(1.14)	(1.33)

Tangible efficiency ratio	58.65%	58.47%